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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                                METASOLV, INC.

     MetaSolv, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     The name of the Corporation is MetaSolv, Inc. The original Certificate of Incorporation was filed with the Delaware Secretary of State on December 19, 2000 (the "Original Certificate of Incorporation").

     This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate of Incorporation to read in its entirety, as follows:

                                   ARTICLE I

     The name of the corporation is MetaSolv, Inc.

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock, to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $.005 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $.01 per share.

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Certificate, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
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                                   ARTICLE V

     The name and mailing address of the sole incorporator is as follows:

             Name                       Mailing Address
             ----                       ---------------

             Clarence B. Brown III      5560 Tennyson Parkway
                                        Plano, Texas 75024

                                   ARTICLE VI

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE VII

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

     The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1999, the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the end of fiscal year 1999, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the end of fiscal year 1999. The foregoing notwithstanding, each director shall serve until such director's successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed.

     At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which the director is a member until the expiration of the director's current term, or the director's prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the Board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

     The number of directors constituting the initial board of directors is seven (7) and the names and classes of such directors until such directors' successors shall be elected and qualified, are:

             Name                   Class     Mailing Address
             ----                   -----     ---------------

             Lawrence J. Bouman       II      5560 Tennyson Parkway
                                              Plano, Texas 75024


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             Barry F. Eggers          II      5560 Tennyson Parkway
                                              Plano, Texas 75024

             Royce J. Holland          I      5560 Tennyson Parkway
                                              Plano, Texas 75024

             James P. Janicki        III      5560 Tennyson Parkway
                                              Plano, Texas 75024

             David R. Semmel           I      5560 Tennyson Parkway
                                              Plano, Texas 75024

             John Thornton           III      5560 Tennyson Parkway
                                              Plano, Texas 75024

             John White              III      5560 Tennyson Parkway
                                              Plano, Texas 75024


                                  ARTICLE VIII

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and may not be effected by any consent in writing of such stockholders.

                                   ARTICLE X

     An officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer's or director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the officer or director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of officers and directors then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation existing at the time of, or increase the liability of any officer of director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

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                                   ARTICLE XI

     In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Amended and Restated Certificate of Incorporation, except to the extent a greater vote is required by this Amended and Restated Certificate of Incorporation or any provision of law. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article VI, Article VII, Article IX, or this
Article XI of this Amended and Restated Certificate of Incorporation.

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     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated
Certificate of Incorporation this 30th day of May 2001.



                                    --------------------------------------------
                                    James P. Janicki
                                    Chief Executive Officer

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